Exhibit 10.1

INVECH HOLDINGS, INC.

Unanimous Written Consent

Of Board of Directors

In Lieu of Special Meeting

The undersigned, being the Board of Directors of Invech Holdings, Inc. a Nevada Corporation (the “Corporation”), hereby waives the calling or holding of a meeting of the Board of Directors of the Corporation (the “Board”), consents in writing as of this 17th day of February 2026 to the following actions and directs that this unanimous written consent be filed by the Corporation’s Secretary with the minutes of proceedings of the Board.

WHEREAS, the Corporation desires to accept the resignation of Rhonda Keaveney as its President, CEO, Treasurer, Secretary and Director.

WHEREAS, the Corporation desires to appoint Alexander M. Woods-Leo as its President, CEO, Treasurer, Secretary and Director.

Now therefore,

RESOLVED, the Corporation shall accept the resignation of Rhonda Keaveney as its President, CEO, Treasurer, Secretary and Director, effective as of February 17, 2026.

FURTHER RESOLVED, the Corporation shall appointment Alexander M Woods-Leo as its President, CEO, Treasurer, Secretary and Director, effective as of February 17, 2026.

FURTHER RESOLVED, the Board of Directors of the Corporation be and hereby is authorized, empowered and directed to take any and all actions and to execute, deliver and file any and all agreements, instruments and documents as the Board of Directors so acting shall determine to be necessary or appropriate to consummate the transactions contemplated by the foregoing resolution. The taking of such action shall be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby.

IN WITNESS WHEREOF, the undersigned being the Board of Directors of Invech Holdings, Inc. have executed this Consent as of the day and year first written above.

/s/ Rhonda Keaveney

Rhonda Keaveney, Director